UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2011

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2011, ULURU Inc., a Nevada corporation ( the “Company”), received a notice from the NYSE Amex (the “Exchange”) indicating that the Exchange has accepted the Company’s plan of compliance and granted the Company an extension until March 21, 2013 to regain compliance with the continued listing standards of Section 1003(a)(iii) of the Exchange’s Company Guide.  Previously, the Company had received notice from the Exchange, dated September 21, 2011, that the Company was below the Exchange’s stockholders’ equity continued listing standards and did not meet the provisions of Section 1003(a)(iii) since the Company reported stockholders’ equity of less than $6,000,000 at June 30, 2011 and has incurred losses from continuing operations and/or net losses in its five most recent fiscal years ended December 31, 2010.  The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

The notice from the Exchange also indicated that the Company is not in compliance with an additional listing standard as set forth in Part 10 of the Exchange’s Company Guide.  A review by the Exchange Staff of the Company’s Form 10-Q for the period ended September 30, 2011, indicated that the Company does not meet the provisions of Section 1003(a)(iv) since the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange by January 5, 2012, that demonstrates the Company’s ability to regain compliance with Section 1003(a)(iv) of the Company Guide by April 2, 2012.  If the Company does not submit a plan of compliance, or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

The Company believes it can provide the Exchange with a satisfactory plan by January 5, 2012, to show that it will be able to return to compliance with Section 1003(a)(iv) of the Exchange’s Company Guide.

While the notifications from the Exchange does not affect the current listing of the Company’s common stock, the Company’s failure to submit a plan of compliance with Section 1003(a)(iv) by January 5, 2012, or the failure of the Exchange to accept any plan of compliance submitted, are likely to result in the Company no longer being listed on the NYSE Amex.

Item 8.01	Other Events.

On December 9, 2011, the Company issued a press release announcing its receipt from the Exchange of notice of the Company’s failure to satisfy a continued listing standard.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: December 9, 2011	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibits

Exhibit No.	Description
99.1	Press Release dated December 9, 2011